Exhibit (h)(3)

AMENDED AND RESTATED SERVICING AND

SUPPLEMENTAL SUPPORT AGREEMENT

This Amended and Restated Servicing and Supplemental Support Agreement (the “Agreement”), effective June 30, 2021 between GMO TRUST, a Massachusetts business trust (the “Trust”), on behalf of each of its Class II, Class III, Class IV, Class V, Class VI, Class VII, Class I, and Class R6 (each a “Standard Class” and, collectively, the “Standard Classes”) and Mutual Fund Class (the “MF Class” and together with the Standard Classes, collectively the “Classes”) Shares (the “Shares”), of each Fund listed on Exhibit I hereto (collectively, the “Funds”), and GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC, a Massachusetts limited liability company (“GMO” or the “Service Provider”), hereby amends and restates the Servicing Agreement, executed as of May 30, 1996, between the Trust and the Service Provider.

W I T N E S S E T H:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.	SERVICES TO BE RENDERED BY SERVICE PROVIDER TO THE TRUST.

(a) GMO, in its capacity as shareholder servicer (“Shareholder Servicer”) to each Standard Class of Shares of each Fund set forth on Exhibit II hereto, will, at its expense, provide direct client service, maintenance and reporting to shareholders of such Funds or their consultants/agents, such services and reporting to include, without limitation, professional and informative reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in the correction and maintenance of client-related information.

(b) GMO, in its capacity as supplemental support provider to shareholders of the MF Class of Shares of each Fund and their investment advisers (“Support Provider”), will, at its expense, provide supplemental support (“Supplemental Support”) to shareholders of the MF Class of each Fund set forth on Exhibit III hereto and their investment advisers (rather than the personal services or services in connection with the maintenance of shareholder accounts described in Section 1(a) above). MF Class Shares will be offered solely to retail mutual funds (each, an “External Fund”). Supplemental Support in the case of GMO Benchmark-Free Allocation Fund (“BFAF”) shall include, without limitation, any or all of the following: (1) provision and presentation of educational and explanatory information about BFAF and its asset allocation strategy as requested or directed by the External Fund or its investment adviser, (2) provision and presentation of similar educational and explanatory information about the strategies of the underlying Funds in which BFAF invests, (3) provision and presentation of information for inclusion in the quarterly or other periodic reports of the External Fund, (4) provision of responses to information requests relating to oversight functions of the External Fund’s board of directors in areas including pricing, compliance and taxation, (5) access to and meetings with GMO’s Chief Investment Strategist and Head of GMO’s Asset Allocation Division and other investment professionals of GMO, (6) assistance with services provided by the investment adviser of an External Fund, and (7) such other assistance as may be requested from time to time by an External Fund or its agents. For avoidance of doubt, Supplemental Support shall not include any investment advisory or other services rendered by GMO to BFAF pursuant to any Management Contract with BFAF.

(c) The Service Provider shall not be obligated under this Agreement to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Service Provider pursuant to this Section 1.

2.	OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a partner, shareholder, director, officer or employee of, or be otherwise interested in, the Service Provider, and in any person controlled by or under common control with the Service Provider, and that the Service Provider and any person controlled by or under common control with the Service Provider may have an interest in the Trust. It is also understood that the Service Provider and persons controlled by or under common control with the Service Provider may have advisory, servicing, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.	COMPENSATION TO BE PAID BY THE TRUST TO THE SERVICE PROVIDER.

Each Standard Class of Shares of each Fund will pay to GMO, in its capacity as Shareholder Servicer, as compensation for services rendered and expenses borne by the Shareholder Servicer with respect to such Standard Class of Shares of such Fund pursuant to Section 1(a), a fee (the “Service Fee”), computed and accrued daily, and paid monthly or at such other intervals as the Trustees shall determine, at the annual rate of such Class’ average daily net asset value set forth on the Service Fee Schedule attached as Exhibit II hereto.

Each MF Class of Shares of each Fund will pay to GMO, in its capacity as Support Provider, as compensation for services rendered and expenses borne by the Support Provider with respect to such MF Class of Shares of such Fund pursuant to Section 1(b), a fee (the “Support Fee”), computed and accrued daily, and paid monthly or at such other intervals as the Trustees shall determine, at the annual rate of such Class’ average daily net asset value set forth on the Support Fee Schedule attached as Exhibit III hereto.

Service Fees and Support Fees shall be payable for each month (or other interval) within five (5) business days after the end of such month (or other interval). GMO, as reflected in Exhibits II or III or otherwise by notice to the Trust, may determine to temporarily or permanently reduce or waive part or all of the compensation it is entitled to receive pursuant to this Agreement with respect to one or more Funds or Classes.

If GMO shall serve for less than the whole of a month (or other interval), the foregoing compensation shall be prorated.

The Service Fee set forth on the Service Fee Schedule attached as Exhibit II hereto (after giving effect to any reductions noted in the Service Fee Schedule) for each Standard Class of BFAF will be reduced or waived by an amount equal to the Service Fees that are paid to the Shareholder Servicer pursuant to this Agreement and indirectly borne by such Class as a result of the Fund’s investment in other Funds (after giving effect to any waivers or reductions of such fees by the Shareholder Servicer with respect to those other Funds).

In addition, the Support Fee set forth on the Support Fee Schedule attached as Exhibit III hereto (after giving effect to any reductions noted in the Support Fee Schedule) for each MF Class will be reduced or waived by an amount equal to the Service Fees that are paid to the Shareholder Servicer pursuant to this Agreement and indirectly borne by such Class as a result of the Fund’s investment in other Funds (after giving effect to any waivers or reductions of such fees by the Shareholder Servicer with respect to those other Funds).

4.	ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment; provided, however, in the event of consolidation or merger in which the Service Provider is not the surviving corporation or which results in the acquisition of substantially all the Service Provider’s outstanding stock or other interests by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Service Provider’s assets, the Service Provider may assign any such agreement to such surviving entity, acquiring entity, assignee or purchaser, as the case may be. This Agreement shall not be amended unless such amendment is approved by votes of a majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees.

5.	EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a) Either party hereto may at any time terminate this Agreement (or this Agreement’s application to one or more Classes or Funds) by not more than sixty days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

(b) If a majority of both (i) the Trustees of the Trust, and (ii) a majority of the Independent Trustees, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later.

Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.	CERTAIN DEFINITIONS.

For purposes of this Agreement, (a) the term “Independent Trustees” shall mean those Trustees of the Trust who are not interested persons of the Trust or the Service Provider, and have no direct or indirect financial interest in this Agreement, (b) the terms “affiliated person”, “control”, “interested person” and “assignment” shall have their respective meanings defined in the Investment Company Act of 1940 and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and (c) the phrase “specifically approve at least annually” shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

7.	NONLIABILITY OF SERVICE PROVIDER.

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Service Provider, or reckless disregard of its obligations and duties hereunder, the Service Provider shall not be subject to any liability to the Trust, or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder.

8.	LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, GMO TRUST and GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

GMO TRUST

By	/s/ Douglas Y. Charton
Name: Douglas Y. Charton
Title: Clerk

GRANTHAM, MAYO, VAN OTTERLOO
& CO. LLC

By	/s/ Jonathan Feigelson
Name: Jonathan Feigelson
Title: General Counsel
	Reviewed by:	DYC

This instrument is executed on behalf of  Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) by a duly authorized officer or other agent solely in his or her capacity as an authorized signatory, pursuant to delegated authority from GMO, and not individually.  The obligations of or arising out of this instrument are not binding upon any officer or other agent, partner, member or director of GMO individually, but are binding only upon  GMO and its assets.  A Certificate of Organization of GMO is on file with the Secretary of The Commonwealth of Massachusetts.

A copy of the Amended and Restated Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Funds.

EXHIBIT I

GMO Alternative Allocation Fund
GMO Asset Allocation Bond Fund
GMO Benchmark-Free Allocation Fund
GMO Benchmark-Free Fund
GMO Climate Change Fund
GMO Emerging Country Debt Fund
GMO Emerging Country Debt Shares Fund
GMO Emerging Domestic Opportunities Fund
GMO Emerging Markets ex-China Fund
GMO Emerging Markets Fund
GMO Global Asset Allocation Fund
GMO Global Developed Equity Allocation Fund
GMO Global Equity Allocation Fund
GMO High Yield Fund
GMO International Developed Equity Allocation Fund
GMO International Equity Allocation Fund
GMO International Equity Fund
GMO Multi-Sector Fixed Income Fund
GMO Opportunistic Income Fund
GMO Quality Cyclicals Fund
GMO Quality Fund
GMO Resources Fund
GMO SGM Major Markets Fund
GMO Strategic Opportunities Allocation Fund
GMO Tax-Managed International Equities Fund
GMO U.S. Equity Fund
GMO U.S. Small Cap Value Fund
GMO-Usonian Japan Value Creation Fund

SERVICE FEE SCHEDULE	EXHIBIT II

Class II Shares

Fund	Service Fee
GMO Alternative Allocation Fund	0.22%
GMO International Equity Fund	0.22%
GMO Emerging Markets Fund	0.22%
GMO Emerging Domestic Opportunities Fund	0.22%
GMO Emerging Markets ex-China Fund	0.22%

Class III Shares

Fund	Service Fee
GMO U.S. Equity Fund	0.15%
GMO Quality Fund	0.15%
GMO Quality Cyclicals Fund	0.15%
GMO SGM Major Markets Fund	0.15%
GMO International Equity Fund	0.15%
GMO-Usonian Japan Value Creation Fund	0.15%
GMO Emerging Markets Fund	0.15%
GMO Tax-Managed International Equities Fund	0.15%
GMO Multi-Sector Fixed Income Fund	0.15%
GMO Opportunistic Income Fund	0.15%
GMO Emerging Country Debt Fund	0.15%
GMO Benchmark-Free Allocation Fund	0.15%
GMO Emerging Markets ex-China Fund	0.15%
GMO International Equity Allocation Fund	0.00%
GMO Global Asset Allocation Fund	0.00%
GMO Global Equity Allocation Fund	0.00%
GMO Strategic Opportunities Allocation Fund	0.00%
GMO Global Developed Equity Allocation Fund	0.00%
GMO International Developed Equity Allocation Fund	0.00%
GMO Asset Allocation Bond Fund	0.15%
GMO Emerging Domestic Opportunities Fund	0.15%
GMO Benchmark-Free Fund	0.00%

SERVICE FEE SCHEDULE	EXHIBIT II

Class III Shares

Fund	Service Fee
GMO Resources Fund	0.15%
GMO Climate Change Fund	0.15%
GMO High Yield Fund	0.15%
GMO Alternative Allocation Fund	0.15%
GMO U.S. Small Cap Value Fund	0.15%

Class IV Shares

Fund	Service Fee
GMO U.S. Equity Fund	0.13% (with reduction: 0.10%)*
GMO Quality Fund	0.13% (with reduction: 0.105%)*
GMO Quality Cyclicals Fund	0.13% (with reduction: 0.105%)*
GMO SGM Major Markets Fund	0.13% (with reduction: 0.10%)*
GMO International Equity Fund	0.13% (with reduction: 0.09%)*
GMO-Usonian Japan Value Creation Fund	0.13% (with reduction: 0.10%)*
GMO Emerging Markets ex-China Fund	0.13% (with reduction: 0.105%)*
GMO Emerging Markets Fund	0.13% (with reduction: 0.105%)*
GMO Emerging Country Debt Fund	0.13% (with reduction: 0.10%)*
GMO Multi-Sector Fixed Income Fund	0.13% (with reduction: 0.10%)*
GMO Asset Allocation Bond Fund	0.13% (with reduction: 0.10%)*
GMO Emerging Domestic Opportunities Fund	0.13% (with reduction: 0.105%)*
GMO Resources Fund	0.13% (with reduction: 0.10%)*
GMO Benchmark-Free Allocation Fund	0.13% (with reduction: 0.10%)*
GMO Climate Change Fund	0.13% (with reduction: 0.10%)*
GMO High Yield Fund	0.13% (with reduction: 0.10%)*
GMO Alternative Allocation Fund	0.13% (with reduction: 0.105%)*
GMO U.S. Small Cap Value Fund	0.13% (with reduction: 0.10%)*

SERVICE FEE SCHEDULE	EXHIBIT II

Class V Shares

Fund	Service Fee
GMO U.S. Equity Fund	0.12% (with reduction: 0.085%)*
GMO Quality Fund	0.12% (with reduction: 0.085%)*
GMO Quality Cyclicals Fund	0.12% (with reduction: 0.085%)*
GMO-Usonian Japan Value Creation Fund	0.12% (with reduction: 0.085%)*
GMO International Equity Fund	0.12% (with reduction: 0.085%)*
GMO Emerging Markets Fund	0.12% (with reduction: 0.085%)*
GMO Emerging Markets ex-China Fund	0.12% (with reduction: 0.085%)*
GMO SGM Major Markets Fund	0.12% (with reduction: 0.085%)*
GMO Asset Allocation Bond Fund	0.12% (with reduction: 0.085%)*
GMO Emerging Domestic Opportunities Fund	0.12% (with reduction: 0.085%)*
GMO Resources Fund	0.12% (with reduction: 0.085%)*
GMO Benchmark-Free Allocation Fund	0.12% (with reduction: 0.085%)*
GMO Climate Change Fund	0.12% (with reduction: 0.085%)*
GMO High Yield Fund	0.12% (with reduction: 0.085%)*
GMO Alternative Allocation Fund	0.12% (with reduction: 0.085%)*
GMO U.S. Small Cap Value Fund	0.12% (with reduction: 0.085%)*

Class VI Shares

Fund	Service Fee
GMO U.S. Equity Fund	0.10% (with reduction: 0.055%)*
GMO Quality Fund	0.10% (with reduction: 0.055%)*
GMO Quality Cyclicals Fund	0.10% (with reduction: 0.055%)*
GMO-Usonian Japan Value Creation Fund	0.10% (with reduction: 0.055%)*
GMO International Equity Fund	0.10% (with reduction: 0.055%)*
GMO Emerging Markets Fund	0.10% (with reduction: 0.055%)*
GMO Emerging Markets ex-China Fund	0.10% (with reduction: 0.055%)*
GMO SGM Major Markets Fund	0.10% (with reduction: 0.055%)*
GMO Opportunistic Income Fund	0.10% (with reduction: 0.055%)*
GMO Asset Allocation Bond Fund	0.10% (with reduction: 0.055%)*
GMO Emerging Domestic Opportunities Fund	0.10% (with reduction: 0.055%)*
GMO Resources Fund	0.10% (with reduction: 0.055%)*
GMO Benchmark-Free Allocation Fund	0.10% (with reduction: 0.055%)*
GMO Benchmark-Free Fund	0.10% (with reduction: 0.055%)*

SERVICE FEE SCHEDULE	EXHIBIT II

Class VI Shares

GMO Climate Change Fund	0.10% (with reduction: 0.055%)*
GMO High Yield Fund	0.10% (with reduction: 0.055%)*
GMO Alternative Allocation Fund	0.10% (with reduction: 0.055%)*
GMO U.S. Small Cap Value Fund	0.10% (with reduction: 0.055%)*

Class I and Class R6 Shares
Fund	Service Fee
GMO U.S. Equity Fund	0.15%
GMO Quality Fund	0.15%
GMO Quality Cyclicals Fund	0.15%
GMO Emerging Country Debt Shares Fund	0.15%
GMO SGM Major Markets Fund	0.15%
GMO International Equity Fund	0.22%
GMO Emerging Markets Fund	0.22%
GMO Emerging Markets ex-China Fund	0.22%
GMO Emerging Domestic Opportunities Fund	0.22%
GMO Emerging Country Debt Fund	0.15%
GMO Opportunistic Income Fund	0.15%
GMO Tax-Managed International Equities Fund	0.15%
GMO Multi-Sector Fixed Income Fund	0.15%
GMO Benchmark-Free Allocation Fund	0.15%
GMO International Equity Allocation Fund	0.00%
GMO Global Asset Allocation Fund	0.00%
GMO Global Equity Allocation Fund	0.00%
GMO Strategic Opportunities Allocation Fund	0.00%
GMO Global Developed Equity Allocation Fund	0.00%
GMO International Developed Equity Allocation Fund	0.00%
GMO Asset Allocation Bond Fund	0.15%
GMO Benchmark-Free Fund	0.00%
GMO Climate Change Fund	0.15%
GMO Resources Fund	0.15%

SERVICE FEE SCHEDULE	EXHIBIT II

Class I and Class R6 Shares

GMO High Yield Fund	0.15%
GMO Alternative Allocation Fund	0.22%
GMO U.S. Small Cap Value Fud	0.15%
GMO-Usonian Japan Value Creation Fund	0.15%

* Notwithstanding the higher maximum annual service fee rate provided for in the Trust’s Amended and Restated Service Plan, GMO has agreed permanently to reduce the annual service fee it receives from Class IV, Class V, Class VI, Class VII, Class I, and Class R6 shares of these Funds to the rate noted in the tables. This “reduced” fee rate may not be increased without prior approval by the Trustees in the manner provided for the amendment of this Agreement in Section 4 hereof.

SUPPLEMENTAL SUPPORT FEE SCHEDULE	EXHIBIT III

Class MF Shares
Fund	Supplemental Support Fee
GMO Benchmark-Free Allocation Fund	0.10%